SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2004

Savient Pharmaceuticals, Inc.

(Exact name of issuer as specified in its charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
	of Incorporation)	Identification No.)

One Tower Center, 14th Floor
East Brunswick, New Jersey	08816
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

None.

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 12.                                               RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

                This Amendment No. 1 amends the Current Report on Form 8-K filed on May 4, 2004 by Savient Pharmaceuticals, Inc. (the “Company”) to correct an inadvertent misclassification in the Company’s condensed consolidated balance sheets at December 31, 2003, as set forth in Exhibit 99.1. $5,900,300 of long-term debt was inadvertently classified in current liabilities rather than as long-term liabilities and deferred items.  The Company’s corrected condensed consolidated balance sheet at December 31, 2003 is set forth below.

SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2004	December 31, 2003
	(Unaudited)
Assets:
Cash, cash equivalents, and short-term investments	$25,669	$22,801
Accounts receivable, inventory, and other current assets	57,575	60,642
Total current assets	83,244	83,443

Property and equipment, net	70,095	70,426
Intangible assets, net	74,725	75,743
Goodwill	40,121	40,121
Other long-term assets	21,193	20,807
Total assets	$289,378	$290,540

Liabilities and stockholders’ equity:
Current liabilities	$43,110	$44,530
Long-term liabilities and deferred items	56,721	58,580
Stockholders’ equity	189,547	187,430
Total liabilities and stockholders’ equity	$289,378	$290,540

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Sim Fass
Sim Fass
Chief Executive Officer

Dated: May 4, 2004